UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2026

INDEPENDENCE POWER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-282541	35-2851106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14114 N. Dallas Parkway, Suite 200, Dallas, Texas 75254

(Address of principal executive offices) (Zip Code)

(903) 944-7121

(Registrant’s telephone number, including area code)

TriUnity Business Services Limited

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Explanatory Note

              This amendment of the Current Report on Form 8-K filed by Independence Power Holdings, Inc. (f/k/a TriUnity Business Services Limited) (the “Company”) on January 27, 2026 to report the dismissal of JP Centurion & Partners PLT (“JP Centurion”) as the Company’s independent registered accounting firm (the “Original Form 8-K”), is being filed to (a) amend and restate the disclosure contained in Item 4.01 to correct the dates of the fiscal periods referenced in the second, third, fourth and sixth paragraphs,  (b) provide the letter from JP Centurion addressed to the Securities and Exchange Commission and (c) announce under Item 8.01 an event that occurred after the filing of the Original Form 8-K. No other changes have been made to the Original Form 8-K.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 21, 2026, the board of directors (the “Board”) of Independence Power Holdings, Inc. (f/k/a TriUnity Business Services Limited) (the “Company”) approved the dismissal of JP Centurion & Partners PLT (“JP Centurion”)as its independent registered accounting firm. Additionally, on January 21, 2026 (the “Engagement Date”), the Board approved the engagement of Whitley Penn LLP (“Whitley Penn”) as its independent registered accounting firm.

JP Centurion’s report on the Company’s financial statements for the fiscal year ended July 31, 2025 did not contain an adverse opinion or a disclaimer of opinion, nor were such financial statements qualified or modified as to uncertainty, audit scope, or accounting principles, except that such report contained an explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the fiscal year ended July 31, 2025 and the period ended July 31, 2024, and through the Engagement Date, there were no “disagreements” (as such term is defined in Item 304 of Regulation S-K) with JP Centurion on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

During the fiscal year ended July 31, 2025 and the period ended July 31, 2024, and through the Engagement Date, there were no “reportable events” (as such term is defined in Item 304 of Regulation S-K).

The Company has provided JP Centurion with a copy of this Current Report on Form 8-K (this “Report”) and requested that JP Centurion provide the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not it agrees with the above statements related to them made by the Company in this Report and, if not, stating the respects in which it does not agree. The letter from JP Centurion agreeing with the statements made in response to Item 304(a) is set forth in Exhibit 16.1 to this Report.

During the year ended July 31, 2025 and the period ended July 31, 2024, and during the subsequent interim period through the Engagement Date, the Company did not consult with Whitley Penn regarding: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written or oral advice was provided by Whitley Penn that was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues, or (ii) any matter that was either the subject of a disagreement or event, as set forth in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

2

Item 8.01 Other Events.

As reported in the Current Report on Form 8-K filed by the Company on January 7, 2026, the Company’s Board of Directors previously authorized a seven-for-one (7:1) forward stock split (the “Forward Split”) of the Company’s Class A Common Stock and Class B Common Stock, such that, at the effective time of the Forward Split, each one share of Class A Common Stock and Class B Common Stock issued and outstanding immediately prior to the Forward Split is to be reclassified and changed into seven (7) shares of Class A Common Stock and seven (7) shares of Class B Common Stock, respectively.  Pursuant to the Certificate of Amendment (the “Certificate of Amendment”) to the Amended and Restated Articles of Incorporation of the Company filed on December 30, 2025, the Forward Split becomes effective upon approval by the Financial Industry Regulatory Authority (“FINRA”).

On January 30, 2026, the Company announced that the corporate action related to the Forward Split was approved by FINRA with a Daily List announcement date of January 30, 2026, and a payment date of February 4, 2026 for shareholders of record as of January 26, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to Articles of Incorporation of Independence Power Holdings, Inc. filed with the Secretary of State of the State of Nevada on December 30, 2025
16.1	Letter from JP Centurion & Partners PLT to the Securities and Exchange Commission dated January 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE POWER HOLDINGS, INC.

Date: January 30, 2026	By:	/s/ Todd Parkin
Todd Parkin Chief Executive Officer

4